Exhibit  1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-21
*CUSIP:    21988G726       Class     A-1
           21988GAT3       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 23, 2006.

INTEREST ACCOUNT
----------------


Balance as of    September 15, 2005.....                                  $0.00
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00
        Interest portion of Call Price received upon                $775,972.22
        exercise of Call Warrants by 100% of the holders
        thereof.....

LESS:
        Distribution to Class A-1 Holders.....                     -$775,972.22
        Distribution to Class A-2 Holders.....                           -$0.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of    February 23, 2006.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    September 15, 2005.....                                  $0.00
        Scheduled Principal received on securities.....                   $0.00
        Principal portion of Call Price received February 16, $25,513,009.00 2006 upon exercise of Call Warrants by 100% of the holders thereof.....
        Remaining principal portion of Call Price received           $17,842.62
        February 23, 2006 upon exercise of Call Warrants by 100%
        of the holders thereof.....

LESS:
        Distribution of principal to Class A-1 Holders on       -$25,000,000.00
        February 16, 2006.....
        Distribution of principal to Class A-2 Holders on          -$513,009.00
        February 16, 2006.....
        Distribution of $28,462,000 principal amount of                  -$0.00
        underlying securities to Call Warrants Holder on
        February 16, 2006.....
        Distribution of remaining principal to Class A-2             $17,842.62
        Holders on February 23, 2006.....
Balance as of    February 23, 2006.....                                   $0.00


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              UNDERLYING SECURITIES HELD AS OF   February 23, 2006

         Principal
          Amount                      Title of Security
         -----------                  -----------------
              $0.00          AT&T Corp. 6.50% Notes due March 15, 2029
                             *CUSIP:  001957AW9



U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.